EXHIBIT 23.1

                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 of Indiana United Bancorp (No. 33-45395) of our report, dated February 2, 2001, on the consolidated financial statements of Indiana United Bancorp as of December 31, 2000 and 1999 and for the years then ended, which report is incorporated by reference in this Form 10-K.



/s/ Crowe, Chizek and Company LLP

March 30, 2001
Indianapolis, Indiana